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                        ICHOR CORPORATION

           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

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
                                                                    Shareholding at
                                                                    December 31, 1996
Name of Subsidiary               Jurisdiction of Incorporation           (Direct)
------------------               -----------------------------      -----------------
ICHOR Services, Inc. (formerly
PDG Environmental Services, Inc.   State of Delaware                        100%

Ortek Inc. (formerly BC Ventures
Limited)                           State of Washington                      100%

501164 B.C. Ltd.                   Province of British Columbia, Canada     100%


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